UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-34434	No. 27-0624498
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

N/A

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 29, 2014, Mr. Richard D. Parsons was re-appointed as a director of The Madison Square Garden Company (the “Company”) by the directors elected by the holders of the Company’s Class A Common Stock. In addition, the Board of Directors re-appointed Mr. Parsons as a member of the Audit Committee effective upon his return to the Board.

Mr. Parson, 66, has been a Senior Advisor for Providence Equity Partners LLC since September 2009. He served as a director of the Company from February 9, 2010 to May 9, 2014. He served as the interim Chief Executive Officer of the Los Angeles Clippers from May 9, 2014 to September 26, 2014. Prior to his role at Providence Equity Partners, LLC, Mr. Parsons was Chairman of Citigroup Inc. from February 2009 to April 2012 and was a director of Citigroup from 1996 until April 2012. Prior to that, he was Chairman of Time Warner from 2003 to 2008; Chief Executive Officer of Time Warner from 2002 to 2007; Co-Chief Operating Officer of AOL Time Warner from 2001 to 2002; and President of Time Warner from 1995 to 2000. Mr. Parsons is a director of Estee Lauder Companies and Lazard Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY
(Registrant)

By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel and Secretary

Dated: September 29, 2014

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